Standard Form of Agreement Between Owner and
 Contractor where the basis of payment is a STIPULATED SUM

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES. CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987,© 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

AGREEMENT made as of the 14th day of September in the year of 2000.
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)
AMSCAN, INC.
32 Leone Lane
Chester, N.Y.  10918

and the Contractor
(Name, address and other information)
CLAYCO CONSTRUCTION COMPANY, INC.
2199 Innerbelt Business Center Drive St.
Louis, Missouri  63114

The Project is:
(Name and location)
Design and construction of an office warehouse/distribution center, consisting of an approximately 526,566 square feet on approximately 50 acres of land located at 47 Elizabeth Drive, Chester, New York (the “Site”).

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 1.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.

The Architect is:
(Name, address and other information)
Mitchell and Hugeback Architects

The Owner and Contractor agree as follows.

ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 8.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert sert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)
October or the date of Contractor’s receipt of a fully exectued original of this Agreement, whichever occurs later.

If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:

3.2 The Contract Time shall be measured from the date of commencement.

3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than ten (10) months~~days~~ from the date of commencement, ~~or as follows:~~
(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)
subject to any delays contemplated in paragraph 8.3.1 of the General Conditions (AIA Document No. A201) attached hereto, such completion date being the “Contract Time”
~~, subject to adjustments of this Contract Time as provided in the Contract Documents.~~
(Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)
See Insert 3.3

ARTICLE 4 CONTRACT SUM
4.1     The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be Nineteen Million Three Hundred Forty Thousand Five Hundred Four and NO/100 Dollars ($19,340,504.00), subject to additions additions and deductions as provided in the Contract Documents, subject to an increase of five and one half percent (5.5%) on all Change Orders, as defined in Paragraph 7.9 herein below, increasing the cost of the Work, and subject to a decrease of five and one half percent (5.5%) on all Change Orders decreasing the cost of the Work.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State tate the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires)
Outline Specifications dated September 11, 2000, and consisting of twenty-two (22) pages attached hereto as Exhibit A (“Outline Specs”).

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 2.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.

4.3 Unit prices, if any, are as follows: See Insert 4.4

ARTICLE 5 PAYMENTS
5.1 PROGRESS PAYMENTS
5.1.1 Based upon Applications for Payment submitted to the Owner ~~Architect~~ by the Contractor and ~~Certificates for Payment issued by the Architect~~, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

5.1.3 Provided that an Application for Payment is received by the Owner ~~Architect~~ not later than the first day of a month, the Owner shall make payment to the Contractor not later than the twentieth (20th) day of the same month. If an Application for Payment is received by the Owner ~~Architect~~ after the application date fixed above, payment shall be made by the Owner not later than twenty (20) days after the Owner ~~Architect~~ receives the Application for Payment.

5.1.4 Each Application for Payment shall be based on the attached ~~most recent~~ schedule of values (as the same may be changed by Change Orders) submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner ~~Architect~~ may require and shall be attached to this Contract. This schedule~~, unless objected to by the Architect,~~ shall be used as a basis for reviewing the Contractor’s Applications for Payment.

5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1	Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work Work in the schedule of values, less retainage of five percent (5%). ~~Pending final determination of cost to the Owner of charges in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201 1997~~;

.2	Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably suitably stored off the site at a location agreed upon in writing), as provided in Paragraph 9.3.2 of AIA Document A201-1997, less retainage of five percent (5%);

.3	Subtract the aggregate of previous payments made by the Owner; and

.4	Subtract amounts, if any, for which the Owner~~Architect~~ has withheld all or a portion of a progress ~~or nullified a  Certificate for Payment~~payment as provided in Paragraph 9.5 of AIA Document A201-1997.

5.1.7 The progress payment amount determined in accordance with Subparagraph 5.1.6 shall be further modified under the following circumstances:

.1	Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the the Contract Sum, less such amounts ~~as the Architect shall determine~~ for incomplete Work determined pursuant to Paragraph 9.8.4 of the AIA Document A201-1997, retainage applicable to such work and unsettled claims; and

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 3.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.

(Subparagraph 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

.2	Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of AIA Document A201-1997.

5.1.8 Reduction or limitation of retainage, if any, shall be as follows:
(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Clauses 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)
If any Subcontractor performing sitework, tilt-up concrete work, structure steel worrk or flatwork fully performs all of its obligations under its Subcontract and the Contractor has approved such work, then upon request of the Contractor, the Owner shall release the full amount of the retainage for such Subcontractor to the Contractor for payment to the Subcontractor.

5.1.9 Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

5.2 FINAL PAYMENT
5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	~~a final Certificate for Payment has been issued by the Architect~~Paragraph 9.10 of AIA Document A201-1997 has been satisfied.

5.1.8 The Owner’s final payment to the Contractor shall be made no later than 30 days after the conditions of paragraph 9.10 Document A201-1997 have been satisfied. ~~issuance of the Architect’s final Certificate for Payment, or as follows:~~

ARTICLE 6 TERMINATION OR SUSPENSION
6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7 MISCELLANEOUS PROVISIONS
7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)
One percent over the "prime rate" as reported by The Wall Street Journal.
(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3 The Owner's representative is: (Name, address and other information) Willard Finch AMSCAN, INC. 32 Leone Lane Chester, N.Y. 10918

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 4.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.

7.4 The Contractor's representative is: (Name, address and other information) Darrell E. Smith Clayco Construction Company, Inc. 2199 Innerbelt Business Center Drive St. Louis, MO 63114

7.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days written notice to the other party.

         7.6    Other provisions:
            The Contractor will enter into a direct contractual relationship with the Architect, engineers, and other design professionals to provide the design of the Project. The Owner acknowledges and agrees that the Contractor is not a licensed architect or engineer and is not agreeing to perform services which require such a license in the State in which the Project is located. Such services will be performed by licensed architects, engineers and design build subcontractors under separate agreements. The fees and expenses of those design professionals contracted and paid for by the Contractor shall be included as part of the Contract Sum.

.1         If there is any conflict among the Contract Documents then the following priority shall be given to the same: first, the provisions of this Agreement (A101) shall govern, second, the provisions of the General Conditions (A201) shall govern, third, the Outline Specs shall govern (provided that as to design matters, the Outline Specs shall govern over A101 or A201), and fourth, the most recent version of any drawings approved by Owner and Contractor in writing shall govern.
.2         The Owner represents that it is the owner of fee simple title to the land on which the Project will be constructed. Attached to this Contract is a true copy of the deed to the land by which the Owner received title to the same.
          7.8
If the Owner requests a change in the Work by giving the Contractor a written change order request (a “CO Request”), setting forth in detail the nature of the requested change, then the Contractor shall furnish to the Owner a written offer to make the requested change, which offer shall include the Contractor’s determination of the changes, if any, to the (i) Contract Sum, (ii) the schedule of values or (iii) the Contract Time. If the Owner accepts such offer in writing and without revision, then such offer and acceptance, together, shall constitute a “Change Order” which shall operate to amend this Contract as provided herein. If the Owner accepts such offer subject to revisions not previously agreed to be the Contractor in writing, then such “acceptance” shall constitute a counteroffer by the Owner to the Contractor which the Contractor may either accept in writing or reject. If the Contractor accents such counteroffer in writing, the same shall constitute a Change Order. The Contractor shall have no obligation to perform any changes in the Work except pursuant to a Change Order made as provided herein.

ARTICLE 8 ENUMERATION OF CONTRACT DOCUMENTS
8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:
8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997, as modified in the form attached to this Contract.

8.1.3 ~~The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated , and are as follows:~~

Document	Title	Pages

8.1.4 The Specifications are ~~those contained in the Project Manual dated as in Subparagraph 8.1.3, and are~~ as follows: (Either ther list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Pages
See the Outline Specs.

8.1.5 The Drawings are as follows, and are dated unless a different date is shown below:

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 5.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number	Title	Date

8.1.6 The Addenda, if any, are as follows:

Number	Title	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 8.

8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents until enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)
Schedule of Inserts to Clayco Construction AIA Document A101-1997 and AIA Document A201-1997 (attached hereto and consisting of 17 pages). All references in this AIA Document A101-1997 or in the AIA Document A201-1997 to “Insert” shall mean such attached Schedule of Inserts.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ Michael Murphy
OWNER (Signature)	CONTRACTOR (Signature)
AMSCAN, INC.	CLAYCO CONSTRUCTION COMPANY, INC.
By: /s/ James M. Harrison, Exec. V.P.	By: MICHAEL MURPHY
(Printed name and title) James M. Harrison, Exec. V.P.	(Printed name and title) Senior V.P. & CFO

Insert A: THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY

THE PARTIES

AIA DOCUMENT Al01 -OWNER - CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

Electronic Format A101-1997
User Document: AMSCAN -- 10/10/2000. AIA License Number 105838, which expires on 9/7/2001 -- Page # 6.

Printed in cooperation with The American Institute of Architects by Amscan Holdings, Inc. Amscan Holdings, Inc. vouches that the language in this document conforms exactly to the language used in AIA Document A101-1997.